UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2020

HYCROFT MINING HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38387	82-2657796
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

8181 E. Tufts Avenue, Suite 510
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

(303) 524-1947

(Registrant’s Telephone Number, Including Area Code)

_______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On July 8, 2020, the Audit Committee of the Board of Directors (the “Audit Committee”) of Hycroft Mining Holding Corporation (the “Company”) formerly known as Mudrick Capital Acquisition Corporation, approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm and the engagement of Plante & Moran PLLC (“Plante Moran”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2020. This Amendment No. 1 amends our Current Report on Form 8-K, filed on July 13, 2020, to provide the letter addressed to the Securities and Exchange Commission from Withum stating whether it agrees with the statements made by the Company. A copy of Withum letter, dated July 8, 2020 and received by the Company on July 15, 2020, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from WithumSmith+Brown, PC dated July 8, 2020 to the SEC regarding statements included in the Current Report on Form 8-K filed on July 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2020	Hycroft Mining Holding Corporation

	By:	/s/ Jeffrey Stieber
Jeffrey Stieber
Chief Financial Officer